Exhibit 10.1
PROMISSORY NOTE

$500,000.00                   DALLAS, TEXAS                      June 14, 2006

FOR VALUE RECEIVED, the undersigned, ASCENDANT SOLUTIONS, INC., a Texas corporation ("Maker") hereby promises to pay to the order of AMPCO PARTNERS, LTD. ("Payee"), a Texas limited partnership, at its offices at 204 Barnes Drive, Garland, Texas 75042, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in lawful money of the United States of America.

1. Interest. Interest shall accrue on the outstanding unpaid principal balance of this Note from the date advanced until the earliest of maturity or until final payment at a variable rate per annum equal to four percent (4%) plus the “Base Rate” (as hereinafter defined) but in no event to exceed the highest rate allowable by law (Highest Lawful Rate), with adjustments in such varying rate to be made daily. Any change in the interest rate shall be effective without notice to the Borrower, such notice being expressly waived by the Borrower. “Base Rate” as used herein shall mean the rate published by the Wall Street Journal as the Prime Rate on corporate loans posted by at least 75% of the thirty (30) largest Banks in the United States, such rate being currently referred to in the Wall Street Journal as the “Prime Rate”. In the event the Wall Street Journal is no longer published or in the event the Wall Street Journal discontinues publishing a Prime Rate, the “Base Rate” will be the average of the rates of interest announced or published by CitiBank, N.A. and Chase Manhattan Bank, N.A., or their successors-in-interest, as their “Prime Rate” of interest for short term loans to commercial Borrowers.  .

3. Payments. Maker shall pay all amounts due hereunder immediately upon demand from Payee. Payee shall have the right to offset any distributions due the Maker under the aforesaid Partnership Agreement against any amounts due under the Note or under this Security Agreement. Such distributions (collectively “Distributions”) shall include, but not be limited to, Net Cash Flow, Capital Transaction Proceeds and all other payments to which Maker may be entitled under the Partnership Agreement.

4. Past Due Interest. All past due installments of principal and interest hereunder shall bear interest at the Highest Lawful Rate permitted by applicable law or if no such Maximum Lawful Rate is established by applicable law, then at a rate which is five percent (5%) per annum in excess of the interest rate charged under this Note.

5.  Waiver. The undersigned, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of the undersigned and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

6. Security. This Note is secured, in part, by a Security Agreement (“Security Agreement”) of even date herewith executed by Maker, as Debtor, for the benefit of Payee, as Secured Party, covering the Collateral described in the Security Agreement. This Note is executed and delivered pursuant to the Security Agreement which contains provisions for the acceleration of the maturity hereof upon the happening of certain events.

7. Default. Upon the happening of any of the following events (herein “Events of Default” or “Default”), the holder may, at its option, declare immediately due and payable the entire principal sum together with all interest accrued and owing thereon, plus any other sums payable at the time of such declaration pursuant to this Note, the Security Agreement, and any other instrument securing this Note. Such Events of Default are the following:

(i)	Maker fails to pay any amount due hereunder upon demand from Payee;

(ii)
The failure of Maker to observe or perform any other covenant contained herein, the Security Agreement, or in any document or instrument evidencing or securing the indebtedness evidenced hereby and the failure to cure such default within thirty (30) days following written notice from Payee to Maker;

(iii)
Maker shall (i) execute a general assignment for the benefit of Maker's creditors; (ii) become the subject, voluntary or involuntary, of any bankruptcy, insolvency or reorganization proceeding under the United States Bankruptcy Code, as amended; (iii) apply for, or consent to, the appointment of a receiver, trustee or liquidator of Maker or for all or a substantial part of Maker's assets; (iv) allow or permit a judgment to be entered against Maker and same becomes a final judgment.

8. No Waiver by Payee. The failure to exercise any of the foregoing options in paragraph 7 upon the happening of one or more of the foregoing Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, and shall not constitute a waiver of the right to exercise any of the foregoing options at the time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of the holder hereof, except as and to the extent otherwise provided by law.

9. Late Charge. If any installment of principal or interest is not paid on or before the 10th day after the installment is due, Maker agrees to pay a late charge not to exceed 5% of the amount of the unpaid installment to compensate the holder hereof for the additional expense involved in handling delinquent payments; provided, however, the obligation to pay such late charge is subject to the limitation contained in paragraph 10.

10. Maximum Rate of Interest; Compliance with Law. It is the intent of the Payee of this Note and the undersigned in the execution of this Note and all other instruments now or hereafter securing this Note, to contract in strict compliance with any applicable usury laws. In furtherance thereof, the said Payee and the undersigned stipulate and agree that none of the terms and provisions contained in this Note or any other instrument executed in connection herewith shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither the undersigned nor any Guarantors, endorsers or other parties hereafter becoming liable for the payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law and the provisions of this paragraph shall control over all other provisions of this Note and other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall refund to the undersigned the amount of such excess, or shall credit the amount of such excess against the principal balance of this Note then outstanding. In the event that said Payee or any other holder of this Note shall collect monies which are deemed to constitute interest which would increase the effective interest rate of this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be immediately returned to the undersigned or credited against the principal balance of this Note then outstanding. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

11. Collection Costs. If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other court, whether before or after maturity, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorney's fees, incurred by the holder hereof.

12. Applicable Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas and venue for any legal proceeding shall be Dallas County, Texas.

THIS NOTE, THE SECURITY AGREEMENT AND ALL OTHER WRITTEN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL DOCUMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

ASCENDANT SOLUTIONS, INC.

By: /s/ Gary W. Boyd
Name: Gary W. Boyd
Title: Chief Financial Officer